UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008

                                  DELMARVA POWER & LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Delaware and Virginia (State or other jurisdiction of incorporation)	001-01405 (Commission File Number)	51-0084283 (IRS Employer Identification No.)

800 King Street, P.O. Box 231, Wilmington, DE (Address of principal executive offices)	19899 (Zip Code)

Registrant's telephone number, including area code           (202) 872-3526

                                       Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Delmarva Power & Light Company
Form 8-K

Item 1.01.	Entry into a Definitive Material Agreement.

See Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2008, Delmarva Power & Light Company (“DPL”) entered into a Loan Agreement with The Bank of Nova Scotia (the “Lender”) under which it has borrowed $150 million for a two-year term (the “Loan Agreement”).  The interest rate payable by DPL for the applicable interest period will be based on the prevailing Eurodollar rate, plus a margin that varies according to the credit rating of DPL.  DPL is entitled to elect interest periods of one, two, three or six months during the term of the loan, and during the period commencing on February 19, 2010 and ending on March 20, 2010, DPL also is entitled to select one- or two-week interest periods.  DPL initially has elected an interest period of one month.  In addition, DPL may elect to convert the interest rate to a daily rate equal to the greater of (i) the Lender’s prime rate and (ii) the federal funds effective rate plus 0.5%.  Interest on the loan is payable on the last day of each interest period, and the principal amount of the loan is payable on March 20, 2010.  The loan may be prepaid by DPL in whole or in part without premium or penalty on three business days’ notice.  Amounts prepaid may not be re-borrowed.   The indebtedness under the Loan Agreement is unsecured.

The Lender or its affiliates have provided investment or commercial banking services to DPL and its affiliates, including as an underwriter of their securities, in the past and are likely to do so in the future. They receive customary fees and commissions for these services.

The Loan Agreement contains customary financial and other covenants that, if not satisfied, could result in the acceleration of repayment of the loan.  Among these covenants are (i) the requirement that DPL maintain a ratio of total indebtedness to total capitalization of 65% or less, computed in accordance with the terms of the Loan Agreement, (ii) a restriction on sales or other dispositions of assets, other than sales and dispositions permitted by the Loan Agreement and (iii) a restriction on the incurrence of liens on the assets of DPL or any of its significant subsidiaries, other than liens permitted by the Loan Agreement.  The Loan Agreement also contains a number of customary events of default that could result in the acceleration of repayment of the loan, including (i) the failure of DPL or any of its significant subsidiaries to pay when due, or the acceleration of, certain indebtedness under other borrowing arrangements, (ii) certain bankruptcy events, judgments or decrees against DPL or its significant subsidiaries and (iii) a change in control (as defined in the Loan Agreement) of Pepco Holdings, Inc. (“PHI”) or the failure of PHI to own all of the voting stock of DPL.  The Loan Agreement does not include any ratings triggers.  The Loan Agreement is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

10.1	Loan Agreement, dated as of March 20, 2008, between Delmarva Power & Light Company and The Bank of Nova Scotia.

Delmarva Power & Light Company
Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMARVA POWER & LIGHT COMPANY (Registrant)
Date March 24, 2008	/s/ P. H. BARRY Name: Paul H. Barry Title: Senior Vice President and Chief Financial Officer